UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: June 19, 2012

Ardea Biosciences, Inc.

(Exact Name Of Registrant as Specified in Charter)

Delaware	001-33734	94-3200380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4939 Directors Place, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 652-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 19, 2012, Ardea Biosciences, Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of QAM Corp., a Delaware corporation and a wholly owned subsidiary of Zeneca Inc. (“Merger Sub”), with and into the Company, whereby the Company became a wholly owned subsidiary of Zeneca Inc. (“Zeneca”), a Delaware corporation and wholly owned subsidiary of AstraZeneca PLC.

Item 1.02.	Termination of Material Definitive Agreement.

In connection with the Merger, at the Effective Time (as defined below), each outstanding Company warrant was canceled and each holder thereof became entitled to receive an amount in cash, without interest, equal to the product of (i) the difference between $32.00 and the exercise price of such Company warrant and (ii) the number of shares of Company common stock underlying such Company warrant.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 21, 2012 (the “Merger Agreement”), by and among the Company, QAM Corp. and Zeneca, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company was canceled and converted into the right to receive $32.00 in cash, without interest (the “Per Share Merger Price”). In addition, at the Effective Time (i) each outstanding Company stock option fully vested and the holder thereof became entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the excess, if any, of the Per Share Merger Price over the exercise price of such option and the number of shares of Company common stock underlying such option, (ii) each outstanding Company warrant was canceled and each holder thereof became entitled to receive an amount in cash, without interest, equal to the product of (a) the difference between the Per Share Merger Price and the exercise price of such Company warrant and (b) the number of shares of Company common stock underlying such Company warrant, and (iii) each outstanding Company restricted stock award fully vested and the holder thereof became entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of the Per Share Merger Price and the number of shares of Company common stock subject to such restricted stock award.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2012, the terms of which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 19, 2012, in connection with the completion of the Merger, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that each outstanding share of Company common stock was cancelled and converted into the right to receive the Per Share Merger Price and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of Company common stock will no longer be listed on the NASDAQ Global Select Market. NASDAQ filed such Form 25 on June 19, 2012. The Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company’s common stock, requesting that the Company’s common stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company common stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the Per Share Merger Price pursuant to the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Zeneca.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and at the Effective Time, each of the then-current directors of the Company resigned. Immediately following the Effective Time, Stephen F. Mohr and James Mackay were appointed by Zeneca as the directors of the Company.

Additionally, on June 20, 2012, Barry Quart, the Company’s President and Chief Executive Officer, was appointed by Zeneca to the Company’s board of directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Ardea Biosciences, Inc.

3.2	Amended and Restated Bylaws of Ardea Biosciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ardea Biosciences, Inc.

By:	/s/ Christian Waage
Christian Waage
Vice President, General Counsel

Dated: June 22, 2012